UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 21, 2012

Private Media Group, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-25067	87-0365673
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Calle de la Marina 16-18, Floor 18, Suite D, 08005 Barcelona, Spain

(Address of European principal executive offices)

Registrant’s telephone number, including area code: 34-93-620-8090

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Nevada State Court Action

On March 21, 2012, the Nevada State Court, Clark County, Nevada in the case Consipio Holding BV v. Private Media Group, Inc. (Case No. A-10-622802-B) took the following actions. The Court, among other things: (i) confirmed the results of Private Media Group, Inc.’s (the “Company’s”) Annual Meeting of Shareholders held on January 11, 2012 (the “Meeting”), (ii) approved the Board of Directors elected at the Meeting, (ii) dissolved the Preliminary Injunction that was entered by the Court on November 17, 2010, and (iv) clarified that even though the receivership has not been terminated, the newly elected Board of Directors controls the day-to-day operations of the Company.

Appointment of Directors

Effective March 28, 2012, the Company’s Board of Directors appointed Michael Kotov and John Wirt as members of the Board of Directors. With the addition of Mr. Kotov and Mr. Wirt, the Company’s Board of Directors consists of seven members. There were no arrangements or understandings between Mr. Kotov or Mr. Wirt and any other persons pursuant to which they were selected as members of the Company’s Board of Directors.

Mr. Wirt and Mr. Kotov have been appointed to the audit committee of the Board of Directors, with Mr. Wirt serving as chairman. After these appointments, the Company’s audit committee will consist of Mr. Wirt (chairman), Mr. Kotov and Michael Martinez.

Mr. Kotov has also been appointed to the compensation committee of the Board of Directors. After this appointment, the Company’s compensation committee will consist of Mr. Martinez (chairman), Mr. Kotov and Anna Maksimova.

Appointment of Officers

Also effective March 28, 2012, Charles Prast was appointed by the Board of Directors as the Company’s President, Chief Executive Officer and Interim Chief Financial Officer. Mr. Prast replaces Eric Johnson, who had been carrying out the responsibilities of the Company’s principal executive officer and principal financial officer. Mr. Prast’s compensation for these roles has not yet been determined. The Board of Directors also terminated Berth Milton as the Company’s President and CEO. Mr. Milton had been on indefinite suspension since December 15, 2011.

Mr. Prast, age 45, is an industry veteran with over 10 years experience in adult digital media. Since 2008, Mr. Prast has been focused on providing adult media, interactive entertainment, intellectual property and debt obligation advisory services to various companies. He has served as a Senior VP of NASDAQ listed New Frontier Media, Inc., the largest U.S. adult broadcaster, and as an adviser to the board of directors of Beate Uhse AG and numerous public and private companies, creditors and investors. From June 2005 until late 2008, Mr. Prast served as a Director and CEO of NASDAQ listed Interactive Television Networks, Inc. an IPTV provider. Mr. Prast previously served as President and CEO of the Company during 2002 and 2003. Prior to joining the Company in 2002, Mr. Prast was a senior corporate financier with Commerzbank Securities in London. Mr. Prast received a B.A. degree from Bates College in 1987.

Item 8.01 Other Events.

Reference is made to the disclosure set forth under Item 5.02 of this report under the heading “Nevada State Court Action”, which disclosure is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRIVATE MEDIA GROUP, INC.
(Registrant)

Date: April 3, 2012

	By:	/s/ Charles Prast
Charles Prast
President and Chief Executive Officer

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